                               DMN/70-40073321/CJPD       [o] 2006

                               0207 006 8811

Turquoise Card Backed Securities plc
c/o Wilmington Trust SP Services (London) Limited
Tower 42 (Level 11)
25 Old Broad Street
London  EC2N 1HQ

Dear Sirs

OPINION OF CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP RE: UK TAX MATTERS
TURQUOISE CARD BACKED SECURITIES PLC

1.      We have acted as United Kingdom tax counsel for Turquoise Card Backed
        Securities plc, a public limited liability company incorporated in
        England and Wales (the "ISSUER"), in connection with the preparation of the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"),
        which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration under the Act of notes issued pursuant to a programme (the "NOTES")
        representing asset backed obligations of the Issuer. The Notes are to be issued pursuant to a trust deed, governed by English law (the "TRUST
        DEED") between the Issuer and Law Debenture Trust Company of New York
        acting through its New York branch, as note trustee, substantially in the form filed as exhibit 4.2 to the Registration Statement.

2.      Subject to (a) finalisation of documents - including those which are exhibits to the prospectus (the "PROSPECTUS") relating to the Notes - in a form which is satisfactory to us and not inconsistent with the descriptions in the Prospectus and (b) the reservations below, we are of the opinion that, under current UK tax law and H.M. Revenue & Customs practice, the statements set forth in the Prospectus under the headings
        "Transaction Overview: Tax Considerations: United Kingdom Tax Status"
        and "Material United Kingdom Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

3.      The opinion set forth is subject to the following reservations:

        (a)     the above-mentioned statements concerning UK tax consequences contained in the Prospectus do not purport to discuss all UK tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements; and

        (b)     our opinion is confined to the matters expressly referred to in
                2 above and is based on UK law and H.M. Revenue & Customs
                practice as at today's date. For the avoidance of doubt, we do not express any opinion on the laws of any jurisdiction other than the UK, or in relation to any UK tax or any other matter
                (other than the matters expressly referred to in 2 above).

4.      We hereby consent to the filing of this opinion as an exhibit to the
        Registration Statement. We also consent to the reference to Clifford
        Chance Limited Liability Partnership under the caption "Legal Matters", in the Prospectus. In giving such consent, we do not admit that we are
        "experts", within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

5.      This opinion is addressed solely to the addressee named above and it may not be relied upon by any other person, firm or corporation whatsoever
        (although you may supply a copy to the United States Securities and
        Exchange Commission). This opinion shall be governed by and construed in accordance with English law.

Yours faithfully

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